Exhibit 10.1

Director Award

CT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

Director Deferred Stock Unit Award Agreement

CT Communications, Inc., a North Carolina corporation (the “Company”), hereby grants an award of deferred stock units with respect to its common stock (the “Stock Units”) to the non-employee Director named below. The terms and conditions of the award are set forth in this Agreement, in the attached Schedule A which is a part of this Agreement, and in the Company’s Amended and Restated 2001 Stock Incentive Plan (the “Stock Plan”) and Executive Nonqualified Excess Plan (the “Deferral Plan”). The Stock Plan and the Deferral Plan are collectively referred to herein as the “Plans,” and are incorporated herein by reference.

Grant Date: April __, 2005

Name of Director:

Director’s Social Security Number:                     -                    -

Number of Stock Units Covered by Award:

By signing this Agreement, you agree to all of the terms and conditions described in the Agreement, including Schedule A and the Plans. You acknowledge that you have carefully reviewed this Agreement, and agree that the terms of the Agreement will control in the event any provision of the Plans should appear to be inconsistent with the Agreement.

Director:

(Signature)
Company:

(Signature)
Title:

This is not a stock certificate or a negotiable instrument. No shares of common stock of the Company will be issued in connection with the grant or settlement of the Stock Units.

Attachment – Schedule A.

CT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

Schedule A to
Director Deferred Stock Unit Award Agreement

Stock Unit Award	The Stock Unit Award (“Award”) entitles you to receive a cash payment in accordance with the terms of the Award. The value of each Stock Unit is equal to the fair market value per share of the common stock of the Company as of the Settlement Date of the Award.

Vesting	This Award is 100% vested as of the Award Date.

Deferred Stock Unit Account	The number of Stock Units awarded to you will be credited to your Deferred Stock Unit Account under the Deferral Plan. Your Deferred Stock Unit Account will be maintained and paid by the Company in accordance with the terms of the Deferral Plan.

Dividend Rights	If the Company declares a cash dividend on its common stock, your Deferred Stock Unit Account will be credited with an amount equal to the per share dividend paid on the common stock and deemed to be reinvested in additional Stock Units at a price per unit equal to the fair market value of the common stock on the dividend payment date.

Termination of Service as a Director	If your service as a Director terminates for any reason, you, or in the event of your death, your beneficiary under the Deferral Plan, will receive a cash payment equal to the value of the Stock Units in your Deferred Stock Unit Account as of the Settlement Date.

Settlement Date	The Settlement Date for payment of your Deferred Stock Unit Account will be the date that is on, or as soon as practicable after, the date that is six months following your termination of service as a Director for any reason.

Form of Payment	Payment of your Stock Units will be made in a single lump sum payment in cash. No common stock will be issued to you.

Transfer of Award	You cannot transfer or assign this Award. For instance, you may not use this Award as security for a loan. If you attempt to do so, this Award will immediately become invalid. You may, however, transfer the value of this Award to your beneficiary under the Deferral Plan upon your death.

Shareholder Rights	This Award does not give you (or your beneficiary) the rights of a shareholder of the Company.

Creditor Rights	You have the rights of a general creditor of the Company to receive payment of the value of the Stock Units as of the Settlement Date. The Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the Plans and this Agreement.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the common stock of the Company, the number of Stock Units covered by this Award shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Stock Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of North Carolina, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Incorporation of Plans	The terms of the Stock Plan and Deferral Plan are incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plans, and have the meaning set forth in the Plans.

This Agreement and the Plans constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this Award you agree that the Company may deliver the Stock Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company’s investor relations department to request paper copies of these documents

By signing this Agreement, you agree to all of the terms and conditions described above.

3